UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  June 20, 2007

DCI USA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31143	22-3742159
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

8 BOND STREET
GREAT NECK, NEW YORK 11021

(Address of Principal Executive Offices, including Zip Code)

(212) 994-9594

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2. Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 20, 2007, DCI USA, Inc. (the “Company”) exercised its option to purchase all the outstanding shares of Gunther Wind Energy, Ltd. pursuant to and in accordance with the Loan, Pledge and Option Agreement entered into between the Company and Gunther Wind Energy, Ltd. in August 2006. As a result of such transaction, the Company acquired all the outstanding shares of Gunther Wind Energy, Ltd., which thereby became a wholly-owned subsidiary of the Company. Gunther Wind Energy Ltd. owns 25% of the outstanding shares of capital stock of ARI Ltd., which owns and operates a wind farm located in Northern Israel. In consideration therefor, the Company cancelled the outstanding balance of certain loans previously made by the Company to Gunther Wind Energy Ltd. in the amount of $1,468,000.

Section 5. Corporate Governance and Management
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Jonathan Ilan Ofir as Chief Executive Officer

On June 21, 2007, Jonathan Ilan Ofir resigned from his position as Chief Executive Officer of the Company.

Appointment of David Rothstein as Interim Chief Executive Officer

On June 21, 2007, the Board of Directors of the Company appointed David Rothstein to serve as interim Chief Executive Officer for a period of up to two months. Mr. Rothstein will not receive any compensation for his services rendered as interim Chief Executive Officer.

David Rothstein is a New York State licensed attorney. Since September 2005, he has been engaged in the private practice of law, with a focus on real estate syndication and structured finance in the New York metropolitan market and Israel. From September 2000 until June 2005, Mr. Rothstein was President and General Counsel of Dalow Industries, a jewelry importer and manufacturer in New York City. An involuntary bankruptcy petition was filed against Dalow Industries in June 2005. Mr. Rothstein graduated Cum Laude from Brooklyn College of the City University of New York in 1978 with a Bachelor of Arts in Accounting and attended Brooklyn Law School, graduating with a Juris Doctor in Law in 1983.

Currently there are no employment agreements or arrangements between the Company and David Rothstein. Mr. Rothstein is not a director in any other reporting companies. He has not been affiliated with any company that has filed for bankruptcy within the last five years. He does not have any familial relationships with any other directors or executive officers of the Company. There were no transactions during the last two years, or any proposed transactions, to which the Company was or is to be a party, or in which Mr. Rothstein had or is to have a direct or indirect material interest.

Appointment of Adam T. Ofek as an Additional Director

On June 21, 2007, the Board of Directors of the Company appointed Adam T. Ofek a director of the Company. Mr. Ofek has been serving as the Chief Executive Officer of SE Brickell Holding Ltd., a Merchant banking boutique, since November, 1996, as Senior Vice President of Sovereign Assets Ltd. since December, 2006, and as a director of Nova Star Fund Management since February, 2007. Mr. Ofek served as the President, the Chief Financial Officer, and a director of the Company from November 2004 until February 2005. Between February 2004 and November 2004, Mr. Ofek served as President, Chief Financial Officer and a director of Technoprises Ltd., an Israeli company which filed bankruptcy under Israeli law.

Currently there are no employment agreements or arrangements between the Company and Adam T. Ofek. Except as disclosed above, Mr. Ofek is not a director in any other reporting companies and has not been affiliated with any company that has filed for bankruptcy within the last five years. Mr. Ofek does not have any familial relationships with any other directors or executive officers of the Company. Except as disclosed above, there were no transactions during the last two years, or any proposed transactions, to which the Company was or is to be a party, or in which Mr. Ofek had or is to have a direct or indirect material interest.

Appointment of Amir Elbaz as an Additional Director

On June 21, 2007, the Board of Directors of the Company appointed Amir Elbaz as a director of the Company. Mr. Elbaz has been serving as a director and Chief Financial Officer of Lithium Technology Corporation, a publicly traded company, since October 11, 2006. From October 2005 until October 2006, Mr. Elbaz served as a director of Prime Capital Investments, BV, a Dutch venture firm, during which he took an active role in management and business development. From 2004 until 2005, Mr. Elbaz served as Vice President of Corporate Finance at Cornell Capital Partners, LP. In that position Mr. Elbaz sourced, structured and managed investments in more than a dozen public and private companies. From 2000 until 2004, Mr. Elbaz served as an analyst in the Economic Department of the Procurement Mission of the Israeli Ministry of Defense in New York City.  In that capacity, Mr. Elbaz co-headed multi-million dollar negotiations with first tier technology companies and was in charge of the financial aspects of the day-to-day operations. Mr. Elbaz holds B.A. from the University of Haifa, Israel, and an MBA in Finance & Investments from Bernard Baruch College, CUNY, New York.

As previously disclosed by the Company on its Current Report on Form 8-K, dated June 2, 2006 and filed with the Securities and Exchange Commission on August 1, 2006, the Company had issued 150,000 restricted shares of its common stock to Mr. Elbaz on July 28, 2006. The Company had issued these shares pursuant to an agreement (the "Waiver Agreement"), dated as of June 2, 2006, between the Company and Cornell Capital Partners LP ("Cornell"). At the time of such transaction, Mr. Elbaz was the Vice President of Corporate Finance at Cornell. Pursuant to the Waiver Agreement, the Company issued 1,350,000 shares of its common stock to Cornell, and Cornell waived certain defaults under the $250,000 principal amount Debenture (each a "Debenture") which the Company had issued to Cornell in each of December 2004 and February 2005, and under the documents related to such Debentures. For all the terms of the Waiver Agreement, reference is hereby made to the copy of such agreement which was filed as an exhibit to the Company’s Current Report on Form 8-K, dated June 2, 2006 and filed with the Securities and Exchange Commission on August 1, 2006.

Currently there are no employment agreements or arrangements between the Company and Mr. Elbaz. Except as disclosed above, he is not a director in any other reporting companies and has not been affiliated with any company that has filed for bankruptcy within the last five years. He does not have any familial relationships with any other directors or executive officers of the Company. Except as disclosed above, there were no transactions during the last two years, or any proposed transactions, to which the Company was or is to be a party, or in which he had or is to have a direct or indirect material interest.

Section 9-Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of business acquired. The financial information required hereunder will be submitted by an amendment to this Current Report on Form 8-K within 71 calendar days from the date of this Report.

(b) Pro forma financial information. The financial information required hereunder will be submitted by an amendment to this Current Report on Form 8-K within 71 calendar days from the date of this Report.

(c) Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2007

DCI USA, INC.
(Registrant)

By:  /s/ David Rothstein
Name:  David Rothstein
Title:  Interim Chief Executive Officer